UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  March 16, 2015

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Financing Agreement Amendment

On March 17, 2015, ITT Educational Services, Inc. (the “Company”) entered into Amendment No. 2 to Financing Agreement (the “Financing Agreement Amendment”) with Cerberus Business Finance, LLC (“Cerberus”), as collateral agent and administrative agent, and the lenders party thereto.  The Financing Agreement Amendment provides for certain amendments to the Financing Agreement (the “Financing Agreement”), dated as of December 4, 2014, by and among the Company, the subsidiary guarantors party thereto, Cerberus and the lenders party thereto.

The Financing Agreement Amendment provides:

•
for an amendment to the limitation on the aggregate amount of payments that the Company can make related to the PEAKS Private Student Loan Program and the 2009 Loan Program (as defined below) in any fiscal year after 2014, modifying it from $20.0 million per program in each year to: (i) $45.0 million under both programs in 2015; and (ii) $35.0 million under both programs in any year after 2015 that the Financing Agreement is still in effect;

•
that Cerberus and the lenders consent to an extension to May 31, 2015 of the deadline by which the Company is required to deliver to them the financial statements, projections, compliance certificate, report, opinion and statement required under Sections 7.01(a)(ii), 7.01(a)(iii) and 7.02(a)(iv) of the Financing Agreement for the fiscal year ended December 31, 2014 and the fiscal quarter ended March 31, 2015; and

•
for an amendment to the definition of “Fixed Charge Coverage Ratio” to provide that, for purposes of calculating the Fixed Charge Coverage Ratio for any period that includes the fiscal quarter ended December 31, 2014, the amount of payments made during that fiscal quarter in respect of the PEAKS Private Student Loan Program will be deemed to have been $5,000,000.

The above summary of the Financing Agreement Amendment is qualified in its entirety by the full text of the Financing Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Although the Company has obtained the above amendments to avoid violations of various covenants under the Financing Agreement, the Company cannot provide any assurance that future violations will not occur, and cannot provide any assurance that it will be able to deliver its 2014 and first quarter 2015 financial statements and related information by the extended deadline.  The Company may not be able to obtain additional amendments to, or waivers of, those covenants.

On December 23, 2014, the Company entered into Amendment No. 1 to Financing Agreement, which made immaterial modifications to the Financing Agreement to extend the time by which the Company was required to establish certain cash management accounts.  A copy of Amendment No. 1 to Financing Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

2009 RSA Amendment

On March 17, 2015, the Company and the Student CU Connect CUSO, LLC (the “2009 Entity”) entered into the Fifth Amendment (the “Fifth Amendment”) to the Risk Sharing Agreement, dated as of February 20, 2009 between the Company and the 2009 Entity (as amended, the “2009 RSA”).  The Fifth Amendment provides that:

•	the period of time during which the Company is not required to comply with the debt service ratio covenant under the 2009 RSA is extended through March 31, 2015;
•	the period of time during which the Company is not required to comply with the current ratio covenant under the 2009 RSA is extended through December 31, 2015;
•
for any fiscal quarter end in which the 2009 Entity or any asset owned or managed by the 2009 Entity is consolidated in the Company’s financial statements, the financial covenant and persistence percentage provisions of Sections 7.2(b)(1) and 7.2(b)(2), and the corresponding compliance certificate requirement of Section 7.2(b)(3) of the 2009 RSA will be based on the relevant quarterly and annual reports of the Company filed with the Securities and Exchange Commission, but excluding the effects of any such consolidation; and

•
any financial statements of the Company for periods ending prior to March 17, 2015 that are required to be delivered to the 2009 Entity, but have not been delivered as of that date, must be delivered to the 2009 Entity on or before May 31, 2015, and the deadline for delivery to the Company of any financial statements of the 2009 Entity that are required to be delivered to the Company on or before May 31, 2015 shall be extended to the 15th day following delivery to the 2009 Entity of the outstanding Company financial statements.

The Fifth Amendment also provides that in lieu of an increase in the required collateral under the 2009 RSA that otherwise would have resulted from the failure to comply with the specified financial ratio covenants during the applicable periods, the Company will make a payment of approximately $2.7 million to the 2009 Entity, which payment will be considered a Discharge Payment (as defined below) under the 2009 RSA.

The above summary of the Fifth Amendment is qualified in its entirety by the full text of the Fifth Amendment, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

See the information disclosed under Item 2.04, below, which is incorporated into this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information disclosed under Item 2.04, below, which is incorporated into this Item 2.03 by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 20, 2009, the Company entered into agreements with the 2009 Entity to create a program that made private education loans available to the Company’s students to help pay the students’ cost of education that financial aid from federal, state and other sources did not cover (the “2009 Loan Program”). Under the 2009 Loan Program, an unrelated lender originated private education loans to the Company’s eligible students and, subsequently, sold those loans to the 2009 Entity. The 2009 Entity purchased the private education loans from the lender utilizing funds received from its owners in exchange for participation interests in the private education loans acquired by the 2009 Entity. The total initial principal amount of private education loans that the 2009 Entity purchased under the 2009 Loan Program was approximately $141.0 million. The lender disbursed the proceeds of the private education loans to the Company for application to the students’ account balances with the Company that represented their unpaid education costs. No new private education loans were or will be originated under the 2009 Loan Program after December 31, 2011, but immaterial amounts related to loans originated prior to that date were disbursed by the lender through June 2012.

In connection with the 2009 Loan Program, the Company entered into the 2009 RSA.  Under the 2009 RSA, the Company guarantees the repayment of any private education loans that are charged off above a certain percentage of the private education loans made under the 2009 Loan Program, based on the annual dollar volume.  The Company also made advances to the 2009 Entity under a revolving note (the “Revolving Note”) in years prior to 2012. Under the 2009 RSA, the Company has an obligation to make the monthly payments due and unpaid on those private education loans that have been charged off above a certain percentage (“Regular Payments”). Instead of making Regular Payments, however, the Company may elect to discharge its obligations to make Regular Payments on specified charged-off private education loans by:

•
paying the then outstanding balance (plus accrued and unpaid interest) of those private education loans that have been charged off above a certain percentage and, with respect to which, an amount equal to at least ten monthly payments has been paid; or

•
paying the then outstanding balance (plus accrued and unpaid interest) of those private education loans that have been charged off above a certain percentage and, with respect to which, an amount equal to at least ten monthly payments has not been paid, plus any interest that would otherwise have been payable until ten monthly payments had been made, discounted at the rate of 10% per annum,

(collectively, “Discharge Payments”).

The 2009 Entity is a variable interest entity (“VIE”) as defined by Financial Accounting Standards Board Accounting Standards Codification™  810, “Consolidation.”  The Company holds variable interests in the 2009 Entity as a result of the 2009 RSA and the Revolving Note.  In accordance with the accounting literature, an entity that holds a variable interest in a VIE and is determined to be the primary beneficiary of the VIE, is required to consolidate the VIE in its consolidated financial statements.

The Company evaluated whether it met the requirements to be considered the primary beneficiary of the 2009 Entity.  Based on its analysis, the Company concluded that it became the primary beneficiary of the 2009 Entity as of September 30, 2014.  This was the first date that the Company determined that it had the power to direct the activities of the 2009 Entity that most significantly impact the economic performance of the 2009 Entity, because the entity that performs the servicing activities on behalf of the 2009 Entity (the “2009 Loan Program Servicer”) failed to meet certain performance criteria specified in the servicing agreement that governs the servicing activities of the loans made under the 2009 Loan Program (the “2009 Entity Servicing Agreement”) on that date.  The 2009 Entity Servicing Agreement provides that in the event that the 2009 Loan Program Servicer fails to meet certain performance criteria specified in the 2009 Entity Servicing Agreement, and the 2009 Loan Program Servicer does not effect a cure of that failure during a specified cure period, the Company would have the right to terminate the 2009 Entity Servicing Agreement.  The Company determined that it was not reasonably possible that the 2009 Loan Program Servicer would be able to effect a cure during the specified cure period and, therefore, because the cure period was not substantive, the Company was deemed, for accounting purposes, to have had the right to terminate the 2009 Entity Servicing Agreement as of the date that the 2009 Loan Program Servicer failed to meet the performance criteria.  The Company believes that the 2009 Loan Program Servicer failed to meet the performance criteria as of September 30, 2014.

After significant analyses and review associated with the accounting related to this matter, the Company has determined that it became the primary beneficiary of the 2009 Entity as of the date the 2009 Loan Program Servicer failed to meet the performance criteria and, therefore, the Company is required to consolidate the 2009 Entity into its consolidated financial statements effective as of September 30, 2014 (the “2009 Entity Consolidation”).  In periods prior to September 30, 2014, the Company concluded that it was not the primary beneficiary of the 2009 Entity, and therefore the Company was not required to consolidate the 2009 Entity in its consolidated financial statements in those periods.

The 2009 Entity Consolidation will result in a different presentation in the Company’s consolidated financial statements of the Company’s transactions with the 2009 Entity. All transactions between the Company and the 2009 Entity will be eliminated from the Company’s consolidated financial statements beginning as of September 30, 2014. As a result of the difference between the methodology used by the Company to value the assets and liabilities related to the 2009 Entity prior to the 2009 Entity Consolidation and after the 2009 Entity Consolidation, the Company will no longer record a contingent liability related to the 2009 RSA on its consolidated balance sheet beginning September 30, 2014. Based on current information available to the Company, it believes that, if it had not been required to consolidate the 2009 Entity as of September 30, 2014, the amount of the contingent liability that it would have recorded related to the 2009 RSA as of September 30, 2014 would have been $114.6 million. Although the Company will no longer record a contingent liability related to the 2009 RSA beginning September 30, 2014, the Company’s obligations under the 2009 RSA will remain in effect, until all loans made under the 2009 Loan Program are paid in full. See below for the Company’s current estimates of future payments it may have to make under the 2009 RSA.

Further, the 2009 RSA will no longer be considered an off-balance sheet obligation of the Company after September 30, 2014, and the assets and liabilities of the 2009 Entity will be included on the Company’s consolidated balance sheets.  Although the assets and liabilities of the 2009 RSA will be presented on the Company’s consolidated balance sheets following the 2009 Entity Consolidation, the assets of the 2009 RSA can only be used to satisfy the obligations of the 2009 RSA.

As a result of the 2009 Entity Consolidation, for accounting purposes, the assets and liabilities of the 2009 Entity will be treated as having been acquired by the Company at their fair values as of September 30, 2014. Based on a preliminary, unaudited assessment of the fair values of the 2009 Entity’s assets and liabilities as of September 30, 2014 and the elimination of intercompany transactions, the Company believes that it will not recognize a loss on the 2009 Entity Consolidation.  The Company is still evaluating and analyzing the impact of the 2009 Entity Consolidation on its consolidated financial statements, but based on that same preliminary, unaudited assessment, the Company believes that it may recognize a pre-tax gain related to the 2009 Entity Consolidation that could be material to its consolidated financial statements for the year ended December 31, 2014.  This estimate of a potential pre-tax gain is preliminary and is the result of the difference between the estimated fair values of the assets and liabilities of the 2009 Entity as of September 30, 2014, which are subject to change. The Company will report its final determination of the estimated fair values of the assets and liabilities of the 2009 Entity as of September 30, 2014 in the its notes to consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 and its Annual Report on Form 10-K for the year ended December 31, 2014.

The assets of the 2009 Entity consist primarily of the private education loans owned by the 2009 Entity (the “2009 Loan Program Loans”), which the Company will report initially at fair value on its balance sheet as result of the 2009 Entity Consolidation. The Company believes that a significant number of the 2009 Loan Program Loans will be determined to be credit impaired upon the 2009 Entity Consolidation. The liabilities of the 2009 Entity consist primarily of its obligations to the credit unions (“Participating Credit Unions”) that purchased participating interests in the 2009 Loan Program Loans, and the Revolving Note.  The 2009 Entity’s obligations to the Participating Credit Unions are to distribute to the Participating Credit Unions substantially all payments that the 2009 Entity receives in respect of the 2009 Loan Program Loans, whether from the borrower of the loan or the Company pursuant to its guarantee obligations under the 2009 RSA.

The Company does not believe that the 2009 Entity Consolidation will have a material negative impact on its ability to comply with:
•	its covenants under the Financing Agreement;
•	the U.S. Department of Education’s financial responsibility measurements, primarily the Company’s institutions’ composite score;
•	the financial requirements of the state education and professional licensing authorities to which the Company is subject; or
•	the financial metrics to which the Company is subject under the 2009 RSA and the PEAKS Private Student Loan Program.

However, the Company is still evaluating the full impact of the 2009 Entity Consolidation on these matters, and therefore cannot provide any assurance that the 2009 Entity Consolidation will not have a material negative impact on these matters, which could result in a material adverse effect on the Company’s results of operations, financial condition and/or cash flows.  Further, the Company did anticipate that it may be in noncompliance with certain covenants under the Financing Agreement and certain metrics under the 2009 RSA as a result of other factors, and therefore it entered into amendments to those agreements as discussed in Item 1.01 above.

As noted above, although the Company will no longer record a contingent liability related to the 2009 RSA on its consolidated balance sheet beginning September 30, 2014, the Company’s obligations under the 2009 RSA will remain in effect.  The Company is entitled to all amounts that the 2009 Entity recovers from loans in a particular loan pool made under the 2009 Loan Program that have been charged off, until all payments that the Company made under the 2009 RSA with respect to that loan pool have been repaid to the Company by the 2009 Entity.  Pursuant to the 2009 RSA, the Company has the right to offset amounts that it owes under the 2009 RSA by the amount of recoveries from charged-off loans made under the 2009 Loan Program that are owed, but have not been paid, to the Company.  In the year ended December 31, 2014, the Company made payments under the 2009 RSA of approximately $9.1 million.  Reflected in this amount were:

•	Regular Payments of $7.0 million;
•	a Discharge Payment of $2.6 million that the Company made pursuant to a Fourth Amendment to 2009 RSA; and
•
$0.5 million in recoveries from charged-off loans that were owed to the Company from the 2009 Entity and that we applied to reduce the amount payable by the Company to the 2009 Entity pursuant to the Company’s offset right.

Based on the Company’s current estimates, which are based on numerous assumptions and are subject to change, the following table sets forth, in the periods indicated, the Company’s projections of the estimated amounts of Regular Payments and Discharge Payments that the Company expects to pay (or that the Company expects will be owed by it, which amounts could be reduced prior to payment thereof by the amount of recoveries from charged-off loans owed to the Company as described in the immediately preceding sentence) and the estimated amounts of recoveries from charged-off loans that the Company expects to be paid to it by the 2009 Entity (or that it may utilize to offset a portion of the amounts of Regular Payments or Discharge Payments owed by the Company) (in millions):

Year	Estimated Regular Payments	Estimated Discharge Payments	Estimated Total Payments	Estimated Recoveries
2015	$13.9	$0	$13.9	$(1.2)
2016	16.4	0	16.4	(1.2)
2017	17.1	0	17.1	(1.3)
2018 and later	0	74.2	74.2	(0.4)
Total	$47.4	$74.2	$121.6	$(4.1)

The Company previously reported in its Form 10-Q for the fiscal quarter ended June 30, 2014 that estimated total payments under the 2009 RSA for 2015 and beyond would be approximately $120.6 million.  As noted in the table above, the estimated payments under the 2009 RSA for 2015 and beyond are now projected to approximate $121.6 million.  The Company believes that the vast majority of the $74.2 million of estimated payments projected to be paid after 2017 will be made by the Company in 2018.  The estimated future payment amounts and timing related to the 2009 RSA assume, among other factors, that the Company does  not make any Discharge Payments in 2015, 2016 or 2017 and does make Discharge Payments to the fullest extent possible in 2018 and later years.  If the Company does not make the Discharge Payments as assumed in 2018 and later years, the Company estimates that it would make approximately $102.2 million of Regular Payments in 2018 through 2027.  Of this amount, approximately $16.5 million to $17.4 million would be paid annually in each of 2018 through 2022, and approximately $16.3 million, in the aggregate, would be paid in 2023 through 2027.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 16, 2015, the Company received a notice from NYSE Regulation, Inc. that, as a result of the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “2014 Form 10-K”), the Company is subject to the procedures set forth in the New York Stock Exchange’s (“NYSE”) Listed Company Manual, Section 802.01E, “SEC Annual and Quarterly Report Timely Filing Criteria.” The Company was required to file its 2014 Form 10-K on or before March 16, 2015 (“Filing Due Date”), and the Company does not believe that it will be able to file the 2014 Form 10-K by the extension period provided by Rule 12b-25 of the Securities Exchange Act of 1934, as amended.

As previously reported in Form 8-K filings, the Company engaged a new independent registered public accounting firm during the fourth quarter of 2014.  Also as previously reported and as discussed above in Item 2.04, the Company will be required to consolidate the 2009 Entity into its consolidated financial statements beginning September 30, 2014.  Although management of the Company has been working diligently to complete the Company’s consolidated financial statements as of and for the three and nine months ended September 30, 2014 and as of and for the year ended December 31, 2014, the extensive analyses and reviews related to the 2009 Entity Consolidation have caused the delays associated with completing the Company’s financial statements and related disclosures for those periods.

The Company is working diligently to be able to file the 2014 Form 10-K, as well as its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 (the “Third Quarter 2014 Form 10-Q”), as soon as practicable.  Based on the Company’s current estimates, it believes that it may file the 2014 Form 10-K and the Third Quarter 2014 Form 10-Q on or before May 31, 2015.  Due to the uncertainty around the timing of completion of the necessary reviews and analyses, however, the Company cannot and does not provide any assurances that the filings will be completed in the estimated timeframe.  The Company is providing this information solely to convey its current beliefs regarding the potential filing timing and not to provide the exact timing of the dates of these filings, which could change from its current estimates.

In accordance with the NYSE’s procedures, the Company is required to contact the NYSE to discuss the status of the 2014 Form 10-K and to issue a press release pertaining to the late filing by the fifth business day following the receipt of the NYSE’s notification. The Company has contacted the NYSE to discuss the filing status and has issued the press release within the five-day period. The Company has six months from the Filing Due Date to cure the deficiency. Subject to the NYSE’s ongoing oversight and review, including that it could commence delisting proceedings with respect to the Company at any time if circumstances warrant, the Company can regain compliance during that six-month cure period once it files its 2014 Form 10-K with the SEC, but only if it has also filed all other periodic reports with subsequent due dates. In the event the Company fails to file its 2014 Form 10-K by the expiration of the six-month cure period, or if the Company is delinquent in the filing of any of its subsequent periodic reports at the expiration of the six-month cure period, the NYSE may commence proceedings to delist the Company’s common stock, unless the NYSE grants, in its sole discretion, a further extension of up to six months. There can be no assurance that the NYSE would not commence delisting proceedings with respect to the Company or that it would grant a further extension to the Company.

The Company’s common stock remains listed on the NYSE under the symbol “ESI,” but has been assigned an “LF” indicator by the NYSE to signify the Company’s late filing status, due to the delayed filing of the Third Quarter 2014 Form 10-Q.

The Company is working diligently to complete the 2014 Form 10-K and the Third Quarter 2014 Form 10-Q, and to file them as soon as practicable. As noted above, based on the Company’s current estimates, it believes that it may file the 2014 Form 10-K and the Third Quarter 2014 Form 10-Q on or before May 31, 2015.  Due to the uncertainty with respect to the timing of the completion of the necessary reviews and analyses, however, there can be no assurance that the Company will be able to file the 2014 Form 10-K, the Third Quarter 2014 Form 10-Q or its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, within the NYSE’s six-month cure period.

Item 8.01	Other Events.

On March 18, 2015, the Company issued a press release relating to certain of the matters discussed above. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are being filed herewith:

Exhibit No.                                    Description

10.1
Amendment No. 2 to Financing Agreement, dated as of March 17, 2015, by and among ITT Educational Services, Inc., the subsidiary guarantors party thereto, Cerberus Business Finance, LLC, as administrative agent and collateral agent, and the lenders party thereto

10.2
Amendment No. 1 to Financing Agreement, dated as of December 23, 2014, by and among ITT Educational Services, Inc., the subsidiary guarantors party thereto, Cerberus Business Finance, LLC, as administrative agent and collateral agent, and the lenders party thereto

10.3	Fifth Amendment to Risk Sharing Agreement, dated as of March 17, 2015, by and between ITT Educational Services, Inc. and Student CU Connect CUSO, LLC

99.1	Press Release issued by the Company dated March 18, 2015.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: the impact of the Company’s late filings with the U.S. Securities and Exchange Commission, including the 2014 Form 10-K; the impact of the adverse actions by the U.S. Department of Education (the “ED”) related to the company’s failure to submit its 2013 audited financial statements and 2013 compliance audits with the ED by the due date; the impact of the consolidation of variable interest entities on the company and the regulations, requirements and obligations that it is subject to; the inability to obtain any required amendments or waivers of noncompliance with covenants under the company’s financing agreement; actions by the New York Stock Exchange to delist the company’s common stock; the company’s inability to remediate material weaknesses, or the discovery of additional material weaknesses, in the company’s internal control over financial reporting; issues related to the restatement of the company’s financial statements for the first three quarters of 2013; the company’s exposure under its guarantees related to private student loan programs; the outcome of litigation, investigations and claims against the company; the effects of the cross-default provisions in the company’s financing agreement; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; business conditions in the postsecondary education industry and in the general economy; the company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company's ability to implement its growth strategies; the company’s ability to retain or attract qualified employees to execute its business and growth strategies; the company's failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company's existing program offerings and new curricula; the company’s ability to repay moneys it has borrowed; the company's ability to collect internally funded financing from its students; and other risks and uncertainties detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2015

ITT Educational Services, Inc.

By: /s/ Daniel M. Fitzpatrick
       Name: Daniel M. Fitzpatrick
       Title: Executive Vice President, Chief
Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                           Description

10.1
Amendment No. 2 to Financing Agreement, dated as of March 17, 2015, by and among ITT Educational Services, Inc., the subsidiary guarantors party thereto, Cerberus Business Finance, LLC, as administrative agent and collateral agent, and the lenders party thereto

10.2
Amendment No. 1 to Financing Agreement, dated as of December 23, 2014, by and among ITT Educational Services, Inc., the subsidiary guarantors party thereto, Cerberus Business Finance, LLC, as administrative agent and collateral agent, and the lenders party thereto

10.3	Fifth Amendment to Risk Sharing Agreement, dated as of March 17, 2015, by and between ITT Educational Services, Inc. and Student CU Connect CUSO, LLC

99.1	Press Release issued by ITT Educational Services, Inc. dated March 18, 2015